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                U. S. SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, DC 20549

                               FORM 10-QSB
(Mark One)

(  X )    QUARTERLY REPORT UNDER SECTION 13 OR 15(D) OF THE SECURITIES
          EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 1997

(     )   TRANSITION REPORT UNDER SECTION 13 OR 15(D) OF THE EXCHANGE ACT

     For the transition period from                     to
          Commission File Number: 0-14453


                            National Real Estate Limited Partnership Income
Properties
    (Exact name of small business issuer as specified in its charter)

           Wisconsin
                    39-1503893
(State or other jurisdiction of
(I.R.S. Employer
incorporation or organization)
Identification Number)

                       1155 Quail Court, Pewaukee, Wisconsin  53072-3703
                (Address of principal executive offices)

                             (414) 695-1400
                       (Issuer's telephone number)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - N/A - - - - -
- - - - - - - - - - - - - - - - - - - - - - - - - - -
(Former name, former address and former fiscal year, if changed since last report)

Check whether the issuer (1) filed all reports required to be filed by Sections 13 or 15(d) of the Exchange
Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes     X      No




       NATIONAL REAL ESTATE LIMITED PARTNERSHIP INCOME PROPERTIES




                                  INDEX




                                                                     PAGE

 PART I. FINANCIAL INFORMATION

     Balance Sheet (unaudited) - September 30, 1997
          and December 31, 1996. . . . . . . . . . . . . . . . . . . . .2

     Statement of Operations (unaudited) -
          Three months and nine months ended
          September 30, 1997 and 1996. . . . . . . . . . . . . . . . . .3

     Statements of Cash Flows (unaudited) -
          Nine months ended September 30, 1997  and 1996 . . . . . . . .4

     Notes to Financial Statements (unaudited) . . . . . . . . . . . .5-6

     Management's Discussion and Analysis of
          Financial Condition and Results of Operation . . . . . . . . .7


PART II. OTHER INFORMATION AND SIGNATURES. . . . . . . . . . . . . . .8-9


          PART I.  FINANCIAL INFORMATION

NATIONAL REAL ESTATE LIMITED PARTNERSHIP - IP
(A Wisconsin Limited Partnership)
Balance Sheet
(Unaudited)

          September 30,       December 31,
          1997      1996
ASSETS

Current Assets
     Cash $    777,534   $    769,494
     Escrow deposits and other assets (Note 4)         13,074         15,592
Other Assets
     Investment properties, at cost
        Land        1,047,695      1,047,695
        Buildings and improvements      5,622,832      5,497,533

          6,670,527      6,545,228

        Less accumulated depreciation        2,282,371      2,127,959

          4,388,156      4,417,269

     $    5,178,764 $    5,202,355

LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
     Tenant security deposits $    5,789     $    5,454
     Rents received in advance          39,611         26,624
     Accrued interest payable to Individual General Partner      572,578
 509,444
     Accrued expenses and other liabilities       73,794         87,861
     Note payable to Individual General
        Partner (Note 6)      271,020        271,020

          962,793        900,403

Partners' Capital (deficiency) (Note 5):
    General Partners     $    (113,655) $    (111,076)
     Limited Partners (authorized--10,000
       Interests; outstanding--9,034.01 Interests)   4,351,297      4,434,699
     Less 29.86 Interests held in Treasury        (21,671)       (21,671)

          4,215,971      4,301,952

     $    5,178,764 $    5,202,355

     See notes to financial statements.



NATIONAL REAL ESTATE LIMITED PARTNERSHIP - IP          THREE MONTHS ENDED
                    NINE MONTHS ENDED
          SEPTEMBER 30, 1997                 SEPTEMBER 30, 1997

          1997      1996      1997      1996
INCOME
     Operating income    $    418,879   $    219,240        634,545
     654,435                  215,666
     Other income        50,054         28,950         71,324         99,194
                    21,270

        Total Income     468,933        248,190        705,870        753,629
                    236,937

OPERATING EXPENSES

     Property operating expenses        222,528        108,531        322,058
          345,923                  99,530
     Depreciation and amortization      102,941        51,177         154,412
          153,530                  51,471
     Interest expense     22,271         19,167         63,134         56,211
                    40,863
     Administrative expense        98,973         34,968         140,606
     125,332                  41,633

        Total Expenses    446,712        213,843        680,210        680,996
                    233,495

Income(Loss) from operations       22,221         34,347         25,660
          72,633                   3,442
Other Income (expenses)

        Interest income    14,010         12,048         27,599         28,707
                    13,589

        Net Income (Loss)     $    36,231    $    46,934         53,258
     101,340                  17,031
Net Income (Loss) attributable to

        General Partners (3%) $    1,087     $    1,392          1,598
 3,040
          511
Net Income (Loss) attributable to

        Limited Partners (97%)     $    35,144    $    45,003         51,660
          98,300                   16,520
        Per Limited Partnership Interest


          Outstanding--9,004.15 Interests    $    3.90 $    5.00 $    5.74 $
 10.92
                    1.83



NATIONAL REAL ESTATE LIMITED PARTNERSHIP - IP
      (A Wisconsin Limited Partnership)
           Statement of Cash Flows
(Unaudited)
          Nine  Months Ended
          September 30, 1997
          1997      1996
Operating Activities
        Net income (loss) for the period     $    53,258    $    101,339
        Adjustments to reconcile net loss to
          net cash used in operating activities:
          Depreciation        154,412        153,530


        Changes in operating assets and
          liabilities:
          Escrow deposits & other assets          2,518          (32,374)
          Tenant security deposits      335       0
          Rents received in advance          12,987         (522)
          Accrued expenses and other liabilities       49,067         56,829


               NET CASH PROVIDED BY (USED IN)          272,578        278,802
                 OPERATING ACTIVITIES


     Investing activities:
          Additions to investment property        (125,299)      (23,504)

     Financing activities:
          Distributions to partners          (139,239)      (139,239)

               INCREASE (DECREASE) IN CASH        8,039          116,059

               Cash at beginning of period        769,494        657,294

                CASH AT END OF PERIOD   $    777,534   $    773,353

See notes to financial statements.


       NATIONAL REAL ESTATE LIMITED PARTNERSHIP INCOME PROPERTIES
                    (A WISCONSIN LIMITED PARTNERSHIP)
                      NOTES TO FINANCIAL STATEMENTS
                               (UNAUDITED)
                           SEPTEMBER 30, 1997


1. In the opinion of the General Partners, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring accruals) which are necessary for a fair presentation. The statements, which do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements, should be read in conjunction with the National Real Estate Limited Partnership Income Properties annual report for the year ended December 31, 1996. Refer to the footnotes of those statements for additional details on the Partnership's financial condition. The operating results for the period ended
     September 30, 1997, may not be indicative of the operating results for the entire year.

2. National Real Estate Limited Partnership Income Properties (the "Partnership") was organized under the Wisconsin Uniform Limited Partnership Act pursuant to a Certificate of Limited
     Partnership dated December 18, 1984, for the purpose of investing in residential, commercial, and industrial real properties. John Vishnevsky and National Development and Investment, Inc.,
     contributed the sum of $6,000 to the Partnership as General Partners. The Limited Partnership
     Agreement had authorized the issuance of 10,000 Limited Partnership Interests (the "Interests")
     at $1,000 per Interest with the offering period commencing January 31, 1985. Upon conclusion of the offering in December 1986, the Partnership had raised $9,024,556 in capital representing
     9,034.01 Interests.

3. National Realty Management, Inc. (NRMI): The Partnership incurred property management fees of $40,145 under an agreement with NRMI for the period presented.

4. Real estate taxes are charged to operations based on actual taxes paid for the prior year and are adjusted for normal annual increases. Taxes for Tucson Lock-It Lockers, Phoenix Lock-It
     Lockers, Cave Creek Lock-It Lockers, and Northridge Commons are being accrued monthly at
     $4,869, $2,115, $434, and $2,753, respectively.

5.   Changes in Partners' Equity:            Limited   General
                                            Partners        Partners
Total
     Quarter Ended September 30, 1997
 Partner's Equity, beginning of quarter  $4,339,503 $(113,350)$4,226,153
 Distributions            (   45,021)( 1,392)(  46,413)
 Net Income (Loss)                  35,144     1,087     36,231
 Partners' Equity, end of quarter       $4,329,626 $(113,655)$4,215,971

     Limited Partner's equity is net of 29.86 interests held in treasury of ($21,671).

 Quarter Ended September 30, 1996
 Partner's Equity, beginning of quarter  $5,214,768 $(86,951)$5,139,892
 Distributions            (   45,021)( 1,392)(  46,413)
 Net Income (Loss)                  45,002        1,392       46,393
 Partners' Equity, end of quarter       $5,214,749 $(86,951)$5,139,872

     Limited Partner's equity is net of 29.86 interests held in treasury of ($21,671).

6. As outlined in the prospectus, the General Partners agreed to make loans to the Partnership up to an aggregate of 3% of the gross proceeds of the offering to the extent necessary to provide distributions to the limited partners at annualized rates equal to 8% in 1985, 8.25% in 1986, and
     8.5% in 1987. The loan will be repaid solely from sales proceeds, with compounding interest equal to the cost of their funds or 12%, whichever is lower. As of September 30, 1997, interest totaling $572,578 has accrued.

7. Northridge Commons' tenants pay monthly fixed rent payments plus estimated charges for taxes, costs of insurance premiums, administrative costs, and operating expenses with respect to common areas.

8. In accordance with FASB Statement No. 121, "Accounting for the Impairment of Long-Lived
     Assets and for Long-Lived Assets to be Disposed Of," the Partnership records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. During 1996, the Partnership determined that an impairment to the asset value of a retail shopping center known as Northridge Commons had occurred, resulting from the loss of a significant anchor tenant and deteriorating market conditions caused by an economically depressed area where the property is located. Based on these factors, the Partnership wrote down assets with a carrying value of approximately $1,880,000 by $785,000 to their estimated fair value. Fair value was based on estimated future cash flows to be generated from the property, discounted at a market rate of interest.



       NATIONAL REAL ESTATE LIMITED PARTNERSHIP INCOME PROPERTIES
                    (A WISCONSIN LIMITED PARTNERSHIP)
                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF
              FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                           SEPTEMBER 30, 1997

The Partnership currently owns and operates four investment properties; Tucson Lock-It Lockers, a
49,885 net rentable square foot mini warehouse complex in Tucson, Arizona; Phoenix Lock-It Lockers, a 58,766 net rentable square foot mini warehouse complex in Phoenix, Arizona; a portion of Cave Creek
Lock-It Lockers containing 8,236 of 46,028 net rentable square feet in Phoenix, Arizona; and Northridge
Commons, a 20,700 net rentable square foot community shopping center in Milwaukee, Wisconsin.

Occupancy based upon net rentable square feet for the third quarter averaged 98.15% for Tucson Lock-It
Lockers; 96.33% for Phoenix Lock-It Lockers; 84.66% for Northridge Commons; and 94.63% for Cave
Creek Lock-It Lockers. This compares to an average of 98.7% for Tucson Lock-It Lockers; 97.19% for
Phoenix Lock-It Lockers; 55.11% for Northridge Commons; and 94.51% for Cave Creek Lock-It
Lockers during the same period of 1996.


There is a considerable amount of vacant retail space in strip malls in the area. Northridge Commons does have advantages over some of the competing space. The new pylon sign given the property greater visibility and all tenants have seen an increase in business due to this signage. Northridge Commons tenants also have direct street access. A 8,792 square foot unit has been rented to GCO, a franchiser of wholesale carpet and flooring effective November 1, 1997. An additional 2,500 square foot unit became vacant on June 1, 1997, and is presently being marketed at $12.00 to $13.00/sq. ft.

During the third quarter of 1997 rental revenue for Cave Creek Lock-It Lockers increased compared to
the third quarter of 1996 due to increased rental rates. Rental revenues also increased in the third quarter of 1997 for Tucson Lock-It Lockers and Phoenix Lock-It Lockers compared to the same quarter of 1996.
Northridge Commons rental revenues also decreased for the same period due to a loss of the anchor tenant.

Operating expenses during the third quarter of 1997 decreased compared to the operating expenses during the same quarter in 1996 due to lower maintenance and building renovations costs.

The Partnership continued cash distributions to its partners with distributions totaling $46,413 for the second quarter of 1997. These distributions are required to be allocated 97% to Limited Partners
($45,021) and 3% to the General Partners ($1,392).


PART II. OTHER INFORMATION



ITEM 6(B). REPORTS ON FORM 8-K

There were no reports on Form 8-K for the quarter ended September 30, 1997.

                               SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 National Real Estate Limited Partnership
                                           Income Properties
                            (Registrant)




Date        /S/November 13, 1997                /S/        John Vishnevsky

                                     John Vishnevsky
                              President and Chief Operating and
                                     Executive Officer
                             National Development and Investment, Inc.
                                   Corporate General Partner


Date       /S/November 13, 1997                /S/        John Vishnevsky

                          John Vishnevsky
                              Chief Financial and Accounting Officer



Date       /S/November 13, 1997                           Stephen P. Kotecki

                         Stephen P. Kotecki
                               President
                                EC Corp
                             Corporate General Partner

                               SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 National Real Estate Limited Partnership
                                        Income Properties
                          (Registrant)




Date        November 13, 1997

                                       John Vishnevsky
                              President and Chief Operating and
                                       Executive Officer
                             National Development and Investment, Inc.
                                     Corporate General Partner



Date        November 13, 1997

                                         John Vishnevsky
                             Chief Financial and Accounting Officer



Date        November 13, 1997

                     Stephen P. Kotecki
                                         President
                                         EC Corp
                               Corporate General Partner











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